EXHIBIT 23.2
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                   Consent of Stevens, Sparks & Company, P.A.



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                        Consent of Independent Auditors


            We consent to the inclusion of our report, dated january 22, 1999, on our audit of the consolidated financial statements of Citrus Financial Services, Inc. and Subsidiary, and to the use of our name under the caption "Experts" in this Registration Statement of Citrus Financial Services, Inc., on Form SB-2.


/s/STEVENS, SPARKS & COMPANY P.A.
   STEVENS, SPARKS & COMPANY, P.A.
Jacksonville, Florida
February 16, 1999